UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 4, 2025
_______________________
Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
N/A
(Former name or former address, if changed since last report)
_________________________
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 4, 2025, Sysco Corporation (“Sysco”), Sysco Global Holdings B. V. (“New Borrower”), Sysco Canada, Inc., Sysco EU II S.À R.L., Bank of America, N.A., as Administrative Agent, and the lenders and guarantors party thereto entered into an amendment (“Amendment No. 2”) to Sysco’s existing Credit Agreement, dated as of April 29, 2022 (as amended by Amendment No. 1 to the Credit Agreement, dated as of June 11, 2024, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by Amendment No. 2, the “Amended Credit Agreement”). Amendment No. 2, among other things, joins the New Borrower as a “Subsidiary Borrower” under the Amended Credit Agreement, (i) permitting the New Borrower to request and accept extensions of credit under the Amended Credit Agreement, and (ii) assuming the obligations of a “Subsidiary Borrower” thereunder.

Neither Sysco nor any of its affiliates has any material relationship with any of the other parties to Amendment No. 2, except for commercial banking, investment banking, underwriting, trust and other financial advisory services provided (or to be provided) to Sysco and its subsidiaries by certain of the lenders under the Amended Credit Agreement (and their respective affiliates), for which they have received (or will receive) customary fees and expenses.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: June 6, 2025	By:	/s/ Jennifer K. Schott
Jennifer K. Schott
Executive Vice President, Chief Legal Officer